POWER OF ATTORNEY

         INVESCO GLOBAL HEALTH SCIENCES FUND (the "Fund"), a Massachusetts business trust, and each of its undersigned trustees hereby nominates, constitutes, and appoints Glenn A. Payne, Ronald L. Grooms, and James F. Lummanick with full power to each of them to act alone as his true and lawful attorney-in-fact and agent, for him and on his behalf and in his name, place and stead in any and all capacities, to make, execute, and sign any and all pre- and post-effective amendments to the Fund's Form N-2 Registration Statement filed on April 7, 1999 under the Securities Act of 1933 and the Investment Company Act of 1940, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Fund, any such amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits, and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Fund and the undersigned trustees themselves might or could do.

         In addition, the trustees hereby reaffirm their grant of a power of attorney unto Glenn A. Payne authorizing him to make, execute, and sign the Registration Statement filed on April 7, 1999 with the Securities and Exchange Commission on behalf of the undersigned trustees and hereby ratify his having done so in accordance with that power of attorney.

         IN WITNESS WHEREOF, INVESCO GLOBAL HEALTH SCIENCES FUND has caused this power of attorney to be executed in its name by its trustees, and attested by its Secretary, and the undersigned trustees have hereunto set their hands and seals as of the 10th day of May, 1999.

                             INVESCO GLOBAL HEALTH SCIENCES FUND


                             By:  /s/ Charles W. Brady             May 10, 1999
                                  ----------------------------   ---------------
                                   Charles W. Brady, Trustee          DATE



                             By:  /s/ Fred A. Deering              May 10, 1999
                                  ----------------------------   ---------------
                                   Fred A. Deering, Trustee           DATE



                             By:  /s/ John W. McIntyre             May 10, 1999
                                  ----------------------------   ---------------
                                 John W.  McIntyre, Trustee           DATE



                             By:  /s/ Larry Soll                   May 10, 1999
                                  ----------------------------   ---------------
                                   Dr.  Larry Soll, Trustee           DATE
ATTEST:


/s/ Glen A. Payne             May 10, 1999
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Glen A. Payne, Secretary           DATE